Exhibit 10.11

AMENDMENT

TO

EXECUTIVE COMPENSATION LETTER

This Amendment to Executive Compensation Letter by and between Entravision Communications Corporation (the “Company”) and Mark Boelke (the “Executive”) is effective as of December 12, 2024 (this “Amendment”).

A.
The Company and the Executive entered into an Executive Compensation Letter effective as of March 15, 2024 (the “Compensation Agreement”) which provided that the Executive will serve as the Company’s General Counsel.

B.
The parties desire to amend the Compensation Agreement to reflect that, effective as of May 9, 2024, the Executive commenced serving as the Company’s Chief Financial Officer.

NOW, THEREFORE, the parties agree as follows:

1.
Effective as of May 9, 2024, the words “General Counsel” in Section 1 of the Compensation Agreement shall be replaced in their entirety with the words “Chief Financial Officer”.
2.
In all other respects, the Compensation Agreement shall remain in full force and effect, as amended by this Amendment.
3.
This Amendment may be executed via electronic signatures and in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Entravision Communications Corporation Executive

/s/ Michael Christenson /s/ Mark Boelke

Name: Michael Christenson Name: Mark Boelke

Title: Chief Executive Officer